Exhibit 10.16

GUITTARD®	FIRM
CONTRACT
F 113 through F 117
Since 1868	February 3, 2005

GUITTARD CHOCOLATE CO. OF BURUNGAME, CALIFORNIA, AGREES TO SELL, AND

ROCKY MOUNTAIN CHOCOLATE FACTORY
265 TURNER DRIVE	ACCT: 475155
DURANGO, CO 81301	PHONE: 970-247-4943
ATTN: MR. BRYAN MERRYMAN

AGREES TO PURCHASE THE FOLLOWING SUBJECT TO THE CONDITIONS INDICATED BELOW:

PRICE PER
QTY.	ITEM	PACK	POUND	F.O.B. LOCATION
*	*	*	*	*

F.O.B.       SEE ABOVE

WITHDRAWALS TO START NOW                                 AND TO BE COMPLETED BY DEC. 31, 2005

     At seller’s option withdrawal date may be extended ninety days at an additional charge of one hundred and thirty cents per hundred weight.

     Our terms are 2% ten days, thirty days net, seller’s credit department having the right to determine the amount of open credit during the thirty day period. If buyer fails to fulfill the terms of payment, the seller has the right to defer shipments until such payments are made.

     Should any form of tax be levied by the United States Government, or any political subdivisions, on these items, or on the raw materials contained therein, it shall be assumed and paid for by the buyer.

     Performance of this contract by the seller shall be excused in the event of floods, fires, strike, plant disablement, war, raw material controls, acts of God, or other conditions beyond its control, no matter where such event occurs.

     Buyer will be protected against advance in price, but it is understood and agreed that the above prices are NOT GUARANTEED AGAINST decline.

ACCEPTED BY:	ACCEPTED BY:

ROCKY MTN. CHOCOLATE FACTORY	GUITTARD CHOCOLATE COMPANY

CUSTOMER NAME

/s/ Bryan J. Merryman	/s/ Mark Spini

BUYER

February 23, 2005	February 3, 2005

Date	Date

CUSTOMER COPY

Legend:

     * The material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the Commission.

GUITTARD CHOCOLATE COMPANY
MANUFACTURERS OF CHOCOLATE AND COCOA PRODUCTS • 10 GUITTARD ROAD, BURLINGAME, CA 94010-2203
P.O. BOX 4308 • BURLINGAME, CA 94011-4308
(650) 697-4427 • (800) 468-2462 • FAX (650) 692-2761 • www.guittard.com